Nareit REITweek Company Presentation June 2025 Skillful and Thoughtful Investing

2 Disclosures Forward Looking Statements Certain statements contained herein, other than historical fact, may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provided by the same. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties. No forward-looking statement is intended to, nor shall it, serve as a guarantee of future performance. You can identify the forward-looking statements by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will” and other similar terms and phrases, including references to expected lease expiration and annualized base rent trends and extensions of the Company's term loan and revolving line of credit. Forward-looking statements are subject to various risks and uncertainties and factors that could cause actual results to differ materially from the expectations of Sila Realty Trust, Inc. (the "Company"), and investors should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond the Company’s control and could materially affect the Company’s results of operations, financial condition, cash flows, performance or future achievements or events, including those described under the section entitled Part I, Item 1A. “Risk Factors” of the Company's 2024 Annual Report on Form 10-K, as filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 3, 2025. The Company undertakes no obligation to publicly update or revise any forward- looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Non-GAAP Measures This presentation contains certain financial information not derived in accordance with the United States generally accepted accounting principles (GAAP). These items include earnings before interest, income taxes, depreciation and amortization (EBITDA), EBITDA for real estate (EBITDAre), earnings before interest, income taxes, depreciation, amortization, rent and management fees (EBITDARM), funds from operations (FFO), core funds from operations (Core FFO), adjusted funds from operations (AFFO), net debt, net operating income (NOI), cash NOI, and same store cash NOI, as well as ratios derived from the foregoing. These measures (and the methodologies used to derive them) may not be comparable to those used by other companies. Refer to the glossary for a detailed explanation of these terms and reconciliations to the most directly comparable GAAP measures, as well as others appearing in this presentation. Management considers each item an important supplemental measure of operating and financial performance and believes they are frequently used by interested parties in the evaluation of real estate investment trusts. These measures should not be considered as alternatives, or superior measures, to net income or loss as an indicator of the Company's performance and should be considered only as a supplement to net income or loss and cash flows from operating, investing or financing activities as measures of profitability and/or liquidity, computed in accordance with GAAP. Unaudited Financial Information All quarterly information presented in this presentation is unaudited and should be read in conjunction with the Company’s audited consolidated financial statements (and the notes thereto) included in the Annual Report on Form 10-K, as filed with the SEC. 2

3 3 Michael A. Seton President and Chief Executive Officer Founder and Board Member Kay C. Neely Executive Vice President and Chief Financial Officer Miles F. Callahan Senior Vice President Capital Markets and Investor Relations Introductions Christopher K. Flouhouse Executive Vice President and Chief Investment Officer

Sila Realty Trust is a net lease REIT focused on institutional quality healthcare properties along the continuum of care. We believe Sila offers REIT investors the best of both worlds - participation in the large and defensive healthcare sector while receiving the benefits of a triple net lease structure, including longer lease terms and an appropriately conservative financial profile.” Michael A. Seton President and Chief Executive Officer Sila Realty Trust, Inc. 4

5 5.0x Interest Coverage Ratio 3.5x Net Debt to EBITDAre Ratio(4) 100% Unencumbered ABR $2.0B Enterprise Value $598.5M Liquidity(5) 26.2% Net Debt Leverage Ratio(3) At a Glance 9.7 Yrs Wtd. Average Remaining Lease Term 96.0% Portfolio Leased 2.2% Wtd. Average Contractual Annual Rent Escalation $2.3B Total Real Estate Investment at Cost 5.3M Rentable Square Feet 136 Properties(1) (1) Excludes two undeveloped land parcels. (2) EBITDARM coverage ratios are based on the latest financial statements of tenants or guarantors available to the Company and are calculated on a trailing twelve-month basis. (3) Net debt leverage ratio is calculated as net debt to enterprise value. (4) EBITDAre is annualized by taking the current month amount, removing lease termination income and other items that are not a result of normal operations, as applicable, and multiplying by twelve months. (5) Liquidity represents cash and cash equivalents of $30.5 million and borrowing base availability on the Company’s credit facility of $568.0 million. All data as of March 31, 2025 99.9% Triple Net or Absolute Net Leased 5.30x Wtd. Average EBITDARM Coverage Ratio(2) 4.7% Wtd. Average Rate on O/S Debt 76.4% YTD AFFO Payout Ratio Portfolio Highlights Financial Highlights

Sila’s Philosophy and Objectives Growth • Long lease terms and contractual rent growth support long-term, sustainable earnings growth • Triple-net lease structure limits exposure to expense inflation • Exclusive focus on the resilient and growing healthcare sector with strong economic and demographic tailwinds Governance • Strong, independent and diverse board to represent the interests of all stakeholders. Key governance policies include: • Non-staggered annual elections of Board of Directors • Clawback Policy for executive officers • Whistleblower Policy Balance Sheet Discipline • Capital structure that supports meaningful, yet prudent, portfolio growth • Balance sheet discipline to keep leverage ratios lower than REIT peers, particularly during times of macroeconomic and geopolitical uncertainty • Financial flexibility to take advantage of opportunities though cycles while maintaining confidence in the dividend Operations • Best-in-class leasing standards by treating tenants as partners and by building enduring relationships with top U.S. medical providers • Dedicated credit team helps to support portfolio stability through accurate and timely credit monitoring 6 People • Attract, retain, and engage an exceptional team while fostering a strong and innovative culture • Cycle-tested management team brings decades of combined experience and have returned over $1.1B to shareholders via special cash distributions alone Investment • High-quality healthcare facilities across the continuum of care, strategically located and leased to reliable tenants • Emphasis on markets benefitting from positive demographic and economic trends • Disciplined underwriting, sourcing transactions that are accretive to earnings, growth and portfolio quality

7 Sila Demonstrates Strong Metrics Relative to Peers 9.7 Yrs 10.9 Yrs 5.7 Yrs SILA Net Lease Peer Average Healthcare Peer Average Long Lease Term 96.0% 99.1% 92.0% SILA Net Lease Peer Average Healthcare Peer Average Portfolio Leased 3.5x 4.7x 6.1x SILA Net Lease Peer Average Healthcare Peer Average Low Leverage (Net Debt / EBITDAre) Source of peer metrics: Earnings Supplementals, SEC filings, and other publicly available information. Net Lease peers include: EPRT, BNL, NTST and NNN. Healthcare peers include: CHCT, DOC, GMRE and HR. All data as of March 31, 2025 76.4% 69.6% 82.9% SILA Net Lease Peer Average Healthcare Peer Average AFFO Payout Ratio

8 Why Healthcare? A Large, Growing Market in a Defensible Sector Number of Americans Aged 65+ 2022 58 Million 17% of Total Population 2050 82 Million 23% of Total Population 47% increase Source: U.S. Census Bureau, 2023 National Population Projections $0 $5,000 $10,000 $15,000 $20,000 $25,000 $30,000 $35,000 $40,000 -10% 0% 10% 20% 30% 40% 50% 60% Source: CBRE 2025 U.S. Healthcare Real Estate Outlook US Per Capita Healthcare Spending (2024) Projected Population Growth (2024 – 2034) <18 19-44 45-64 65-84 85+ Number of US Adults with Multiple Chronic Conditions 194M people (76.4% of US adults) reported 1 or more chronic conditions 31M people (12% of US adults) reported 5 or more chronic conditions 130M people (51.4% of US adults) reported 2 or more chronic conditions Source: CDC Trends in Multiple Chronic Conditions 2013-2023 3.0 3.5 4.0 4.5 5.0 5.5 6.0 6.5 7.0 E m pl oy e es ( M ill io ns ) Hospital Medical Outpatient Building Home & Residential Care Healthcare Employment Growth by Facility Type Source: CBRE 2025 U.S. Healthcare Real Estate Outlook 6.8M 5.5M 5.2M

9 Lubbock Healthcare Facility Net Lease REIT Focused on High-Quality Healthcare Assets Healthcare trends are shifting patients to cost-effective, easy-to-access, healthcare settings, driving demand for strategic asset classes along the healthcare continuum. Brownsburg Healthcare Facility Reading Healthcare Facility Highest Acuity (Highest Cost Settings) Lowest Acuity (Lowest Cost Settings) Surgical and Micro- Hospitals General Acute Care Hospitals Long-Term Acute Care Rehabilitation Behavioral Health Skilled Nursing Medical Outpatient Buildings Surgery Centers, Dialysis, Imaging, Dermatology Independent Living, Assisted Living, Memory Care Acute Care Post Acute Care Outpatient Senior Housing Current Investments Not Targeted for Investment

The Case for Medical Outpatient Buildings (MOBs)

- **Strong Tailwinds**
  - Seniors are expected to increase total outpatient healthcare spending by 31% to nearly $2 trillion by 2030.
  - MOBs optimize operational efficiency and reduce costs for healthcare providers.
- **Patient Convenience & Consumer Preference**
  - Beyond costs, conveniently located healthcare facilities are one of consumers' highest priorities.
  - Visits to MOBs grew to 2.4 visits per patient in 2022 from 1.8 visits in 2000. This growth is expected to continue.
- **Technological Advancements**
  - Advancements in medical technology are continually expanding the scope of procedures that can be safely and effectively performed in outpatient settings.
  - The Centers for Medicare & Medicaid Services added 59 medical procedures to the Ambulatory Surgical Centers payable list between 2018 and 2023.
- **Focus on Prevention/Early Intervention**
  - Enhanced access to outpatient services has been linked to a decrease in hospital admissions. By providing timely preventive care and early interventions, MOBs help manage health issues before they escalate, thereby reducing the need for inpatient care.
- **Shift to Value-Based care**
  - The markedly lower cost of performing medical procedures in outpatient settings is accelerating the migration of patients away from traditional hospitals.
  - Research done by UnitedHealth Group showed that providers can, on average, reduce costs by 59% and save consumers almost $700 per procedure by having an operation completed in an outpatient setting versus a hospital.

Sources: CBRE & UnitedHealth Group

Sila MOB Highlights

$62.4M ABR	**37.0%** ABR%
6.7 Yrs WALT	**$26.59** ABR / SF

Data as of March 31, 2025



Sila realty trust

10

11 • Robust Post-Acute Care Market Growth • The U.S. post-acute care market is projected to nearly double over the next decade, growing from $820 billion in 2022 to $1.6 trillion by 2032, reflecting a CAGR of 7.1%. • Demographic Tailwinds & Demand Acceleration • According to the National Library of Medicine, the mean age of admission for IRF patients is 70.4. • As the proportion of Americans aged 65 and older continues to rise, with expectations of that population to increase from 17% (58 million) of the total U.S. population to 23% (82 million) by 2050, the demand for specialized rehabilitation settings should be poised for sustained growth. • Rising Burden of Chronic Conditions • Chronic conditions such as diabetes, heart disease, and neurological disorders are on the rise, especially among older populations. These conditions can often lead to hospitalizations, followed by a need for rehabilitation services. • IRFs are uniquely positioned to meet this need by providing tailored, multifaceted interventions aimed at restoring functional independence and reducing long-term care dependency. • Superior Clinical Outcomes & Better Economic Value • Inpatient and outpatient rehabilitation has been shown to significantly improve patient outcomes and reduce hospital readmissions, making it an essential component of value-based care models. • A study done in 2020 found that IRF care for carpal tunnel syndrome produced better patient outcomes and a net economic benefit of $39,533 per episode, relative to alternative care pathways such as surgical procedures. • A 2019 study found that patients treated for strokes in IRFs demonstrated greater gains in mobility and self-care capacity compared to those in other post-acute settings. The Case for Inpatient Rehabilitation Facilities (IRFs) $52.6M ABR 31.2% ABR% 12.4 Yrs WALT $39.48 ABR / SF Sila IRF Highlights Sources: Crowd Street, National Library of Medicine, and Lifepoint Health Data as of March 31, 2025

12 • Surgical Hospitals • While many routine surgeries have migrated to outpatient settings, inpatient surgical hospitals are indispensable for complex procedures such as cardiovascular surgeries, neurosurgeries, and multi-organ transplants. These high-acuity services necessitate advanced infrastructure, specialized staff, and comprehensive postoperative care that are typically available only in inpatient settings. • With a specialized staff who are more focused on a narrower set of procedures, surgical hospitals tend to have better patient outcomes, including lower costs and reduced mortality. Leading health systems continue to make substantial capital commitments to expand and modernize their inpatient surgical infrastructure, recognizing its strategic importance within the broader continuum of care. • Micro Hospitals • Micro-hospitals offer a scalable model for entering new markets without the capital intensity of full-scale acute care facilities. Their smaller footprint reduces risk and allows health systems to enhance geographic coverage cost-effectively. • These facilities enable providers to reinforce brand presence, increase market access, and build patient loyalty while keeping operating and development costs lower than traditional hospitals. • Long-Term Acute Care Hospitals (LTACHs) • With the large and growing number of U.S. adults with chronic conditions, LTACHs are uniquely equipped to manage those patients who may require extended hospital stays, specialized treatment plans, and multidisciplinary care teams. • Regulatory requirements and the need for specialized infrastructure form the moat that limits new market entrants, solidifying existing investments. • Behavioral Healthcare • There is vast pent-up demand and inefficiencies within the mental health services market. More than half of Americans cite affordability (52%) and lack of provider availability (42%) as key barriers to receiving behavioral healthcare. • Policy developments are actively expanding access and reimbursement. The Case for Surgical & Specialty Facilities $53.7M ABR 31.8% ABR% 10.6 Yrs WALT $37.31 ABR / SF Sila Surgical & Specialty Facility Highlights Sources: National Institute of Health, American Hospital Association, Tampa General Hospital, William Blair, PracticeMatch,, Erdman, Crea United Data as of March 31, 2025 12

13 Geographic Diversification with a Focus on Growing Demographics (1) Represents each state’s annualized March 2025 contractual base rent as a percentage of total annualized March 2025 contractual base rent. All data as of March 31, 2025 Top Five States by ABR(1) 28.1% Texas 7.2% Oklahoma 5.7% Louisiana 5.5% Arizona 5.1% California

14 Proven Acquisition Track Record (1) Excludes two undeveloped land parcels. (2) Total real estate investment at cost divided by properties owned, excluding land parcels. (3) Includes the sale of Sila’s 29 property data center portfolio for $1.3 billion. All data as of March 31, 2025, unless noted otherwise. $2.3B Total Real Estate Investment at Cost $16.7M Avg. Acquisition Cost Per Property(2) 136 Properties(1) Acquisitions:  4 Properties  $71M Dispositions:  31 Properties  $1,333M(3) 2021 Acquisitions:  3 Properties  $16M Dispositions:  2 Properties  $58M 2020 Acquisitions:  7 Properties  $157M Dispositions:  1 Property  $24M 2022 Acquisitions:  2 Properties  $70M Dispositions:  3 Properties  $271M 2023 Acquisitions:  8 Properties  $164M Dispositions:  4 Properties  $19M 2024 Acquisitions:  2 Properties  $59M Dispositions:  None 2025 YTD Portfolio 39,200 Avg. Rentable Square Feet Per Property

Broad Acquisition Sourcing Network Affords Opportunity to be Highly Selective

Sila's Acquisitions and Credit Underwriting teams evaluated over 300 healthcare investment opportunities over the last four quarters.

Full in-depth analysis is conducted with management to determine pricing and if the opportunity fits the Company's strategy

Investment Opportunities Span Across Multiple Property Subtypes[(1)]



>250
>15
>25
Medical Outpatient Buildings
Inpatient Rehabilitation Facilities
Other Healthcare Facilities

(1) Other Healthcare Facilities includes Surgical Facilities, Long-Term Acute Care Hospitals, Behavioral Healthcare Facilities, Transitional Care, Micro-Hospitals, Short-Term Acute Care Hospitals, and other healthcare subtypes.



TTM Investment Opportunities
73.8%
Passed - Does Not Fit Investment Strategy
26.2%
Presented to Management
14.6%
LOI Sent to Seller
1.7%
LOI Accepted
1.0%
Closed

Strong relationships with tenants, private real estate owners, brokers, and developers, drive a mix of on- and off-market opportunities

Acquisitions and Credit Underwriting teams conduct in-depth reviews of the facilities, markets, and credit profiles of the obligors to present to senior management

On-site property tours and tenant, guarantor, and/or sponsor interviews are conducted before closing

Sila realty trust

All data as of March 31, 2025.

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16 Asset Strategy and Platform Positioned for Growth Targeted Investments + High Quality Facilities • Class A, recent construction or newly renovated properties, purpose built for healthcare services • Single or multi-tenant facilities with strong anchor tenants • Specialized facilities with substantial tenant buildout • Long-weighted average lease terms with annual rent escalations Strategic Locations • On-campus or off-campus facilities in retail- type locations • Strong visibility and access with ample parking • High growth areas near population clusters that are convenient to patients/customers • Near and convenient to the tenant’s patient referral sources • Large patient catchment areas Reliable Tenants • Market leading providers with dominant market share • Strong financial foundation with high rent coverage ratios or other credit enhancements • Hospital or health system affiliations • Providers with demonstrated experience at adapting to the rapidly changing healthcare sector • Diverse payor mix Robust In-House Management 49 Total Employees 19 Acquisition, Asset, and Property Management Team Members 3 Member Research and Credit Team Employment data as of May 20, 2025

17 Strategy in Action: Dover Healthcare Facility High Quality Facilities Institutional quality and well-maintained facility with adjacent land parcels on either side offering expansion opportunities beyond the existing, well utilized, facility envelope. Strategic Locations The property is the only IRF in Kent County and one of only four freestanding IRFs in the state of Delaware, and is further protected by the state’s Certificates of Public Review licensure process. Reliable Tenants The facility achieved stabilization more rapidly than any other Post Acute Medical (“PAM”) hospital in the company’s history, reaching peak census within three weeks of opening. The high demand in combination with high barriers to entry bolsters the case for expansion and should help solidify this location as a top performer for the tenancy. $23.5 Million Purchase Price Transaction Details Location: Dover, Delaware Closing Date: April 2025 Property Type: Inpatient Rehabilitation Facility Size: 42,140 SF Year Built/Renovated 2019 Tenant 50% Bayhealth Medical Center, Inc. 50% PAM Squared, LLC Source Private Owner and Existing Tenant Relationship, Off Market

18 Strategy in Action: Knoxville Healthcare Facility High Quality Facilities Recently constructed, heavily utilized facility that was built-to-suit for the tenant’s specific needs; including expansion options within the existing footprint to accommodate continued growth. Strategic Locations Located in Knoxville, Tennessee, within the 109-acre Tennova Health Park, which reflects Sila’s focus on portfolio growth in markets with strong demographics. The facility’s operations are protected by the state’s Certificate of Need laws and regulations. Reliable Tenants The University of Tennessee Medical Center provides access to healthcare services as an academic medical center and serves as a major referral source. Lifepoint Health is one of the nation’s top 10 largest health systems based on number of facilities and Tennova Healthcare is one of the largest healthcare systems in Tennessee. Location: Knoxville, Tennessee Closing Date: March 2025 Property Type: Inpatient Rehabilitation Facility Size: 70,005 SF Year Built/Renovated 2021 Tenant 33% University of Tennessee Medical Center 33% Lifepoint Health 33% Tennova Healthcare Source Direct Deal with Developer, Off Market Transaction Details $35.3 Million Purchase Price(1) (1) Includes capitalized acquisitions costs

19 2.7% 3.7% 4.6% 4.9% 5.5% 5.5% 5.8% 6.8% 7.8% 15.6% Tenant Strength and Recognition (1) Based on annualized March 2025 contractual base rent. (2) Includes tenants under common control. (3) Lifepoint Health, Inc., or Lifepoint, is a partner in joint ventures that lease certain of our properties, with ownership percentages at each joint venture ranging from 49% to 51%, and is a 100% owner of the tenant entity at another property. The aggregate annualized base rent of the properties with any amount of Lifepoint ownership is 10.6% of the total portfolio annualized base rent. However, Lifepoint is represented as 3.7% in our top ten tenants due to the Company's determination of common control at each property, which includes consideration of both ownership percentages and credit ratings. Tenant Diversification(1)(2) 15 Properties 7 Properties 9 Properties 9 Properties 8 Properties 8 Properties 2 Properties 2 Properties 6 Properties 2 Properties 68 Properties 62.9% Total Portfolio ABR 11.1 Yrs WALT 89.7% ABR with > 5 Yrs to Maturity $34.50 Average ABR/Leased SF Top Ten Tenant Highlights (3)

20 EBITDARM Coverage Ratio EBITDARM Coverage Ratio(1)(2) % of ABR by EBITDARM Coverage Ratio(1)(2)(4) EBITDARM Coverage % of ABR 7.58x15.4%Medical Outpatient Building 4.24x29.9%Inpatient Rehabilitation Facility 5.19x28.0%Surgical and Specialty Facilities(3) 5.30x73.3%Reporting Properties 26.7%Non-Reporting Properties 100.0%Total Portfolio (1) EBITDARM coverage ratios are based on the latest financial statements of tenants or guarantors available to the Company and are calculated on a trailing twelve-month basis. See appendix for definition. (2) Based on annualized March 2025 contractual base rent. (3) Surgical and Specialty Facilities includes Surgical Facilities, Long-Term Acute Care Hospitals, Behavioral Healthcare Facilities, Transitional Care, Micro-Hospitals and Short-Term Acute Care Hospitals. (4) Excludes non-reporting properties. All data as of March 31, 2025 0.5% 12.6% 10.9% 15.9% 6.1% 27.4% 0% 5% 10% 15% 20% 25% 30% < 1.00x 1.00x to 1.99x 2.00x to 2.99x 3.00x to 3.99x 4.00x to 4.99x ≥ 5.00x

21 Diversified and Secure Tenancy Sila’s 136 operating healthcare properties are well-diversified through tenancy and across the continuum of care, reducing overexposure to any single healthcare subtype. Property Type Diversification(1) (ABR(2), Properties) 37.0% 31.2% 31.8% Medical Outpatient Building Inpatient Rehabilitation Facility Surgical and Specialty Facilities 39.3% 28.1% 32.6% Investment Grade Rated Tenant/Guarantor or Affiliate Rated Tenant/Guarantor or Affiliate Non-Rated Tenant/Guarantor (1) Surgical and Specialty Facilities includes Surgical Facilities, Long-Term Acute Care Hospitals, Behavioral Healthcare Facilities, Transitional Care, Micro- Hospitals and Short-Term Acute Care Hospitals. (2) Based on annualized March 2025 contractual base rent. (3) All credit ratings from major credit rating agencies. Parent credit is used where tenant is not rated. All data as of March 31, 2025. Tenant Credit Profile(2)(3) Single/Multi-Tenant Concentrations 89.7% 10.3% 90.9% 9.1% Single Tenant Multi-Tenant ABR(2) Properties 88 27 21

22 Strong Operating Metrics from Long-Term Leases 9.7 Yrs Wtd. Average Remaining Lease Term 96.0% Portfolio Leased 5.3M Rentable Square Feet 80.0% ABR with > 5 Yrs to Maturity 169 Total Leases(3) $32.96 Average ABR/Leased SF Tenant Lease Expiration Schedule(1) (1) The graph includes a tenant who has been moved to the cash basis of accounting for revenue recognition purposes that has continued to make rental payments as of March 31, 2025. (2) Based on annualized March 2025 contractual base rent. (3) Master leases account for a single lease. 0.0M 1.0M 2.0M $0M $20M $40M $60M $80M 2025 2027 2029 2031 2033 Thereafter S q ua re F e et A B R (2) Annualized Base Rent Expiring Leased Square Feet Annual Lease Escalation Structure 10.1% 89.9% 10.5% 89.5% CPI Contractual ABR(2) Leases(3) 2.2% Wtd. Average Contractual Annual Rent Escalation

Fortified Balance Sheet

FFO Payout Ratio (1)


74.5%
77.3%
77.1%
2023
2024
2025 YTD

AFFO Payout Ratio (1)


68.8%
69.7%
76.4%
2023
2024
2025 YTD

Net Debt / EBITDAre(2)


2.1x
3.3x
3.5x
2023
2024
Q1 2025

Net Debt Leverage Ratio(3)


16.1%
26.5%
26.2%
2023
2024
Q1 2025

Debt Maturity Schedule(4)


$275 M
Term Loan
$250 M
Term Loan
$568 M Undrawn Portion of the Revolver
$32 M
2025
2026
2027
2028
2029
2030

Interest Rate Swap Maturity Schedule(5)


$275 M
January
$250 M
March
2025
2026
2027
2028
2029
2030

$598.5M
Liquidity(6)

94%
Fixed Rate Debt(7)

100%
Unencumbered ABR

4.7%
Wtd. Average Rate on O/S Debt

5.0x
Interest Coverage

3.5 Yrs
Wtd. Average Years to Maturity(4)

(1) FFO Payout Ratio and AFFO Payout Ratio are calculated by dividing dividends paid by FFO or AFFO, respectively, for the period represented.
(2) EBITDAre is annualized by taking the current month amount, removing lease termination income and other items that are not a result of normal operations, as applicable, and multiplying by twelve months.
(3) Net debt leverage ratio for 2023 is calculated as net debt to adjusted fair value of real estate investments. As a result of the Company's listing on the NYSE on June 13, 2024, net debt leverage ratio for 2024 and Q1 2025 is calculated as net debt to enterprise value.
(4) Assumes the full exercise of all available extension options including two twelve-month options on the $250M term loan and two six-month options on the $600M revolver.
(5) As of March 31, 2025, the weighted average fixed interest rate on the swap agreements maturing in 2028 and 2029 was 2.83% and 3.76%, respectively.
(6) Liquidity represents cash and cash equivalents of $30.5 million and borrowing base availability on the Company's credit facility of $568.0 million.
(7) Variable rate debt fixed through interest rate swaps.

All data as of March 31, 2025

Sila realty trust

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24 Experienced Management Team Michael A. Seton President and Chief Executive Officer • 30+ years of experience in real estate investment and finance, completing billions of dollars in real estate transactions • Formerly served as Managing Director and Division Head of Originations at Eurohypo AG (now part of Commerzbank AG) and began his career at The Sumitomo Bank Kay C. Neely Executive Vice President and Chief Financial Officer • 25+ years of experience in real estate accounting, finance and operations • Career began with KPMG LLP, responsible for various functions within the audit practice including oversight of engagements for public and private entities, primarily in the real estate sector, including REITs and investment funds Christopher K. Flouhouse Executive Vice President and Chief Investment Officer • 25+ years of investment banking experience, including public company corporate finance, institutional investor strategies, equity listings, and strategic transactions and financings • Formerly served at Wells Fargo Securities as Managing Director and Head of Real Estate, Gaming & Lodging Equity Capital Markets, responsible for equity capital markets transactions for real estate, gaming and lodging Samuel W. Brannan Senior Vice President and Chief Accounting Officer • 12+ years of experience in public and corporate accounting • Began his career with PwC in the audit practice providing assurance services to financial services clients, followed by Blackstone where he was responsible for the financial reporting and accounting for a publicly traded mortgage real estate investment trust Miles F. Callahan Senior Vice President – Capital Markets and Investor Relations • 15+ years of experience in real estate financing, underwriting, and banking • Previously managed both commercial and residential development loans with U.S. Bank on its construction lending team and has since served in many capacities since joining the Company in 2013 W. Todd Jensen Senior Vice President – Acquisitions • 25+ years of experience in healthcare real estate acquisition and development • Previously served as an executive of a series of public, non-traded healthcare REITs where he helped to raise and invest $5 billion in five years, list a company on the NASDAQ stock exchange, and ultimately sell it to an S&P 500 REIT Jason R. Klein Senior Vice President – Investment Management • 25+ years of experience in healthcare real estate • Formerly head of Corporate Real Estate for Adventist HealthCare, Inc. and spent 15 years as a strategic real estate consultant for multiple healthcare systems nationwide

25 Robust Corporate Governance Led by Experienced Board of Directors * Denotes Independent Director Jonathan Kuchin, Chairman of the Board* Member of Audit Committee • Formerly Tax Partner at PWC - Focused on public and private REITS, SEC reporting for public REITS and income tax accounting • Prior experience includes accounting for IPOs, public financings, mergers and acquisitions Michael A. Seton, Director President and Chief Executive Officer of Sila Realty Trust, Inc. • Led Sila Realty Trust, Inc. and its predecessors since their founding • Previously served as Managing Director and Division Head at Eurohypo AG, now part of Commerzbank AG, leading in the origination, structuring, closing, and syndication of real estate findings for private developers, real estate companies, and trusts Z. Jamie Behar, Director* Audit Committee Chair and Member of Nominating & Corporate Governance Committee • Board member for Armour Residential REIT, Shurgard Self Storage, and Benefit Street Partners Multifamily Trust • Former board member of Sunstone Hotel Investors, Forest City Realty Trust, Gramercy Property Trust, and Broadstone Real Estate Access Fund • Formerly Managing Director for GM Investment Management Corp, previously serving as Portfolio Manager and responsible for the management of approximately $12 Billion of primarily private and publicly traded real estate Adrienne Kirby, Director* Compensation Committee Chair and Member of Nominating & Corporate Governance Committee • Board member of Greenway Health and Doctivity Health • Formerly Executive Chairman and CEO of Cooper University Health Care where she led the implementation and transformation from a safety net hospital to a regional academic tertiary care center and medical school Verett Mims, Director* Member of Audit Committee and Compensation Committee • Board member of Sunstone Hotel Investors and the Steppenwolf Theatre of Chicago • CFO at Blum Capital Partners, LP, responsible for Financial, Operations, Compliance, and Tax functions of the firm • Previously Assistant Treasurer at The Boeing Company where she oversaw its Global Treasury and International Finance Operations Roger Pratt, Director* Nominating & Corporate Governance Committee Chair and Member of Compensation Committee • Formerly Managing Director for Prudential Real Estate Investors where he oversaw the global management of over $50 Billion in gross assets • Also serves on the Wood Center Real Estate Studies Advisory Board at the University of NC, the Board of Directors of the Schumann Fund for NJ, and the Board of Directors of The George Washington University Museum and The Textile Museum in Washington, D.C.

26 26 Commitment to Corporate Governance  Experienced Board of Directors, Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee  Majority independent Board of Directors (83%), who bring a diverse array of backgrounds, experience, and perspectives  10+ years as an SEC registrant (since inception) Board Composition  Non-staggered annual elections of Board of Directors  Committee Charters (available on website)  Code of Business Conduct and Ethics (available on website) Board Procedures  Insider trading and minimum stock ownership policies  Annual certifications and adherence to Company policies  Whistleblower Policy in place  Clawback Policy for executive officers Board Policies

27 Management with a History of Executing on Shareholder Friendly Initiatives Founding of Sila Realty Trust, Inc. 2014 Sale of predecessor company’s data center portfolio, $556.2M special cash distribution ($3.00/share) paid to predecessor company shareholders from the sale proceeds 2018 Merger with predecessor company and $178.8M cash consideration ($1.00/share) paid to predecessor company shareholders, creating size and scale of healthcare portfolio 2019 Internalization of management and rebranding to Sila Realty Trust, Inc. Cash paid for internalization was recouped in less than 2 years due to savings from asset management, property management, acquisition, disposition, and other fees 2020 Sale of Sila’s data center portfolio, $392.7M special cash distribution ($1.75/share) paid to Sila shareholders from data center sale proceeds 2021 Added new board members, bringing together a diverse array of backgrounds, experience, and perspectives 2022 Listed on the New York Stock Exchange, providing liquidity optionality, launched and concluded $50M modified “Dutch Auction” tender offer 2024 Founding of predecessor company 2010

Marana Healthcare Facility, Arizona Appendix

29 Non-GAAP Measures and Definition of Terms Adjusted Fair Value of Real Estate Investments Adjusted fair value of real estate investments is calculated using the real estate values determined as of the most recent NAV (as defined below), adjusted for property acquisitions and dispositions, major capital expenditures, and impairments. Contractual Annualized Base Rent (ABR) The sum of each tenant’s contractual base rent in the last month of the period multiplied by twelve months, unless otherwise specified. Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and EBITDA for Real Estate (EBITDAre) These supplemental non-GAAP performance measures are defined as net income or loss, calculated in accordance with GAAP, adjusted for interest expense, income tax expense (benefit), depreciation and amortization. EBITDAre also includes adjustments for impairments of real estate assets, losses from the disposition of properties, and gains from the disposition of properties. EBITDAre is a definition promulgated by the National Association of Real Estate Investment Trusts (NAREIT). It should be noted, however, that other REITs may not define EBITDAre in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than the Company does, making comparisons less meaningful. The Company believes these metrics are important indicators of the Company’s operating performance and its ability to service debt. The following is a reconciliation of net income attributable to common stockholders, which is the most directly comparable GAAP financial measure, to EBITDA and EBITDAre for the following quarterly periods (amounts in thousands): Three Months Ended March 31, December 31, December 31, 2025 2024 2023 Net income attributable to common stockholders 7,898$ 42,657$ 24,042$ Adjustments: Interest expense(1) 7,325 21,220 23,110 Depreciation and amortization 17,762 74,754 74,293 EBITDA 32,985$ 138,631$ 121,445$ Gain on real estate dispositions - (341) (22) Impairment and disposition losses 3,531 1,210 24,252 EBITDAre 36,516$ 139,500$ 145,675$ Year Ended (1) Includes loss on extinguishment of debt of $0.2 million for both the three months ended March 31, 2025, and the year ended December 31, 2024, in connection with the extinguishment of our prior revolving credit agreement and the pay-off of our prior term loan agreement.

30 Non-GAAP Measures and Definition of Terms Earnings Before Interest, Taxes, Depreciation, Amortization, Rent and Management Fees (EBITDARM) The Company utilizes EBITDARM, a supplemental non-GAAP performance measure, to evaluate the core operations of our tenants and/or guarantors (together, the “Obligor”) of our properties. An Obligor’s reported EBITDARM may be adjusted for certain non-recurring items or items not core to operations. Management believes such adjustments are reasonable and necessary to evaluate Obligor performance. Most Obligor financial statements are unaudited, and we have not independently verified any financial information received from Obligors and, therefore, we cannot confirm that such information is accurate or complete. EBITDARM Coverage Represents the ratio of EBITDARM of our reporting Obligors, divided by either (i) in the case of tenant individual property level reporting, the rent payable to the Company for the related period, or (ii) in the case of tenant multiple property level reporting, or in the case of guarantor reporting, total rent reported in its financial statements. EBITDARM Coverage is one indicator of an Obligor’s ability to generate sufficient cash flows to cover its rental obligations. This ratio is based on the latest financial statements available to the Company and is calculated on a trailing twelve-month basis, when available and appropriate. For reporting purposes, the ratio for each Obligor is then weighted based on the annualized base rent of the reporting property. Properties for which Obligor financial statements are excluded include those (i) that are either not available or not sufficiently detailed, (ii) that are Management Services Organizations, (iii) where the Obligor has filed for bankruptcy, or (iv) properties which are not stabilized. Properties with new operations are considered stabilized only upon the earlier to occur of (i) the Obligor generating a 1.25x EBITDARM Coverage ratio, or (ii) twenty-four months after the property has been open for operations.

31 Non-GAAP Measures and Definition of Terms Enterprise Value Enterprise value represents market capitalization plus net debt. Funds from Operations (FFO), Core FFO, and Adjusted FFO (AFFO) FFO, a non-GAAP financial measure, is calculated consistent with NAREIT’s definition, as net income (calculated in accordance with GAAP), excluding gains from sales of real estate assets, impairment of real estate assets and disposition losses from sales of real estate assets, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. The Company does not have any investments in unconsolidated partnerships or joint ventures. The Company believes FFO provides a useful understanding of our performance to investors and to our management, and when compared to year over year, FFO reflects the impact on our operations from trends in occupancy. It should be noted, however, that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than the Company does, making comparisons less meaningful. The Company believes Core FFO, a non-GAAP financial measure, is a supplemental financial performance measure that provides investors with additional information to understand the Company's sustainable performance. The Company calculates Core FFO by adjusting FFO to remove the effect of certain GAAP non-cash income and expense items, unusual and infrequent items that are not expected to impact its operating performance on an ongoing basis, items that affect comparability to prior periods and/or items that are not related to its core real estate operations. Excluded items include listing-related expenses, severance, write-off of straight-line rent receivables related to prior periods, accelerated stock-based compensation, amortization of above- and below-market lease intangibles (including ground leases), loss on extinguishment of debt and changes in current expected credit loss reserve. Other REITs may use different methodologies for calculating Core FFO and, accordingly, the Company’s Core FFO may not be comparable to other REITs. The Company believes AFFO, a non-GAAP financial measure, is a supplemental financial performance measure that provides investors appropriate supplemental information to evaluate the ongoing operations of the Company. AFFO is a metric used by management to evaluate the Company's dividend policy. The Company calculates AFFO by further adjusting Core FFO for the following items: deferred rent, current period straight-line rent adjustments, amortization of deferred financing costs and stock-based compensation. Other REITs may use different methodologies for calculating AFFO and, accordingly, the Company’s AFFO may not be comparable to other REITs. FFO, Core FFO and AFFO should not be considered to be more relevant or accurate than the GAAP methodology in calculating net income or in its applicability in evaluating the Company's operational performance. The method used to evaluate the value and performance of real estate under GAAP should be considered a more relevant measure of operating performance and more prominent than the non-GAAP FFO, Core FFO and AFFO measures and the adjustments to GAAP in calculating FFO, Core FFO and AFFO. The following is a reconciliation of net income attributable to common stockholders, which is the most directly comparable GAAP financial measure, to FFO, Core FFO and AFFO for the following quarterly periods (amounts in thousands):

CITADEL | Securities
SILA
LISTED
NYSE
25.65
25.6501
Sila
realty trust

Non-GAAP Measures and Definition of Terms

Funds from Operations (FFO), Core FFO, and Adjusted FFO (AFFO) (Cont'd)

	Three Months Ended		Year Ended			
	March 31, 2025		December 31, 2024		December 31, 2023	
Net income attributable to common stockholders	$	7,898	$	42,657	$	24,042
Adjustments:						
Depreciation and amortization of real estate assets		17,737		74,660		74,202
Gain on dispositions of real estate		-		(341)		(22)
Impairment and disposition losses		3,531		1,210		24,252
FFO[1]	$	29,166	$	118,186	$	122,474
Adjustments:						
Listing-related expenses		-		3,012		-
Severance		11		1,885		1,401
Write-off of straight-line rent receivables related to prior periods		3		-		3,268
Accelerated stock-based compensation		-		936		318
Amortization of above (below) market lease intangibles, including ground leases, net		23		1,778		1,386
Loss on extinguishment of debt		233		228		-
Increase in current expected credit loss reserve		171		-		-
Core FFO[1]	$	29,607	$	126,025	$	128,847
Adjustments:						
Deferred rent[2]		319		3,510		1,644
Straight-line rent adjustments		(2,391)		(5,555)		(5,465)
Amortization of deferred financing costs		652		2,185		1,665
Stock-based compensation		1,261		4,914		5,966
AFFO[1]	$	29,448	$	131,079	$	132,657

(1) *The year ended December 31, 2023, includes $5.7 million of lease termination fee income received, and year ended December 31, 2024, includes $4.1 million of lease termination fee income received.*

(2) *The year ended December 31, 2024, includes a $2.0 million severance fee received from GenesisCare, and will be recognized in rental revenues over the remaining GenesisCare amended master lease term.*

32

33 Non-GAAP Measures and Definition of Terms Liquidity A financial metric that represents the outstanding cash and cash equivalents combined with the remaining borrowing base availability on the Company’s credit facility at a point in time. Market Capitalization The total number of outstanding shares of the Company's common stock, restricted stock, and performance-based deferred stock units as of period end multiplied by the closing price per share of the Company's common stock on the New York Stock Exchange as of period end. Net Asset Value (NAV) NAV is determined by the board of directors, at the recommendation of the Company's audit committee, and based on the estimated fair value of the Company’s assets, less the estimated fair value of the Company’s liabilities, divided by the number of shares outstanding on a diluted basis. This valuation is performed in accordance with the provisions of Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs, issued by the Institute for Portfolio Alternatives in April 2013, in addition to guidance from the SEC. Net Debt Net debt, a non-GAAP financial measure, represents principal debt outstanding less cash and cash equivalents. Net debt provides useful information by calculating and monitoring the Company’s leverage metrics. The following is a reconciliation of total credit facility debt, net, which is the most directly comparable GAAP financial measure to net debt, for the following quarterly periods (amounts in thousands): As of March 31, December 31, December 31, 2025 2024 2023 Total credit facility debt, net 554,115$ 521,921$ 523,153$ Deferred financing costs, net 2,885 3,079 1,847 Principal debt outstanding 557,000 525,000 525,000 Less: cash and cash equivalents 30,458 39,844 202,019 Net Debt 526,542$ 485,156$ 322,981$ As of

34 Non-GAAP Measures and Definition of Terms Net Operating Income (NOI), Cash NOI and Same Store Cash NOI NOI, a non-GAAP financial measure, is defined as rental revenue, less rental expenses, on an accrual basis. Cash NOI is calculated to exclude the impact of GAAP adjustments to rental revenue and rental expenses, consisting of straight-line rent adjustments, net of write- offs, amortization of above- and below-market lease intangibles (including ground leases), and internal property management fees, then including deferred rent received in cash, and is used to evaluate the cash-based performance of the Company’s real estate portfolio. Same store Cash NOI is calculated to exclude non-same store cash NOI. The Company believes that NOI and Cash NOI both serve as useful supplements to net income because they allow investors and management to measure unlevered property-level operating results and to compare these results to the comparable results of other real estate companies on a consistent basis. The Company uses both NOI and Cash NOI to make decisions about resource allocations and to assess the property-level performance of the real estate portfolio. As an indicator of financial performance, neither metric should be considered as an alternative to net income, determined in accordance with GAAP. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results, both metrics should be evaluated in conjunction with net income as presented in the consolidated financial statements included on the Company’s Annual Report on Form 10-K filed with the SEC on March 3, 2025. The following is a reconciliation from net income attributable to common stockholders, which is the most directly comparable GAAP financial measure, to NOI, Cash NOI and Same Store Cash NOI, for the following periods (amounts in thousands):

LOYOLA MEDICINE
Sila
realty trust

Non-GAAP Measures and Definition of Terms

Net Operating Income (NOI), Cash NOI and Same Store Cash NOI (Cont'd)

	Three Months Ended		
	March 31, 2025	December 31, 2024	March 31, 2024
Rental revenue	$ 48,256	$ 46,545	$ 50,639
Rental expenses	(6,326)	(5,912)	(5,554)
Net operating income	41,930	40,633	45,085
Adjustments:			
Straight-line rent adjustments, net of write-offs	(2,388)	(1,788)	(1,176)
Amortization of above (below) market lease intangibles, including ground leases, net	23	347	(629)
Internal property management fee	1,299	1,312	1,272
Deferred rent[1]	319	456	2,388
Cash NOI[1][2]	41,183	40,960	46,940
Non-same store cash NOI[2][3]	(3,352)	(3,168)	(8,235)
Same store cash NOI[4]	37,831	37,792	38,705
Listing-related expenses	-	-	(56)
General and administrative expenses	(5,698)	(7,015)	(8,174)
Depreciation and amortization	(17,762)	(17,745)	(18,898)
Impairment and disposition losses	(3,531)	-	-
Gain on dispositions of real estate	-	265	76
Interest and other income	455	241	2,241
Interest expense	(7,325)	(5,265)	(5,294)
Increase in current expected credit loss reserve	(171)	-	-
Straight-line rent adjustments, net of write-offs	2,388	1,788	1,176
Amortization of above (below) market lease intangibles, including ground leases, net	(23)	(347)	629
Internal property management fee	(1,299)	(1,312)	(1,272)
Deferred rent[1]	(319)	(456)	(2,388)
Non-same store cash NOI[2][3]	3,352	3,168	8,235
Net income attributable to common stockholders	$ 7,898	$ 11,114	$ 14,980

(1) *The three months ended March 31, 2024, includes a $2.0 million severance fee received from GenesisCare, and will be recognized in rental revenues over the remaining GenesisCare amended master lease term.*

(2) *The three months ended March 31, 2024, includes $4.1 million of lease termination fee income received.*

(3) *The three months ended March 31, 2024, includes $1.5 million of the total $2.0 million severance fee received from GenesisCare, and will be recognized in rental revenues over the remaining GenesisCare amended master lease term.*

(4) *The three months ended March 31, 2024, includes $0.5 million of the total $2.0 million severance fee received from GenesisCare, and will be recognized in rental revenues over the remaining GenesisCare amended master lease term.*

35

36 Non-GAAP Measures and Definition of Terms Remaining Lease Term The number of periods remaining in each tenant’s lease, calculated on a weighted average basis using annualized base rent. Rent Escalation The amount of base rent increases that are included within each tenant’s lease, calculated on a weighted average basis using contractual annualized base rent, excluding leases tied to the consumer price index (CPI). Same Store Properties Operating properties that were owned and operated for the entirety of all calendar periods being compared, excluding properties under development, redevelopment, or classified as held for sale. To evaluate properties on a comparable basis, management analyzes metrics of same store properties in order to assess the core operations of the portfolio. By evaluating same store properties, management is able to monitor the operations of the Company's existing properties for comparable periods to measure the performance of the current portfolio and the effects of new acquisitions and dispositions on net income. Total Real Estate Investments at Cost Represents the contractual purchase price of real estate properties acquired, including capitalized acquisition costs, and capital expenditures incurred since acquisition, reduced by the cost basis of properties sold.

Contact Information Corporate Address www.SilaRealtyTrust.com 1001 Water Street Suite 800 Tampa, FL 33602 Miles Callahan Senior Vice President, Capital Markets & Investor Relations IR@silarealtytrust.com